U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:   February 28, 2006

JURAK CORPORATION WORLD WIDE, INC.

(Exact Name of Small Business Issuer as Specified in its Charter)

MINNESOTA

(State or other Jurisdiction as Specified in Charter)

333-61801	88-0407679

(Commission file number)	(I.R.S. Employer Identification No.)

1181 Grier Drive, Suite C Las Vegas, Nevada 89119-3746

(Address of Principal Executive Offices)

702.914.9688

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3. Securities and Trading Markets

Item 3.02 Recent Sales of Unregistered Securities

Jurak Corporation World Wide, Inc. (JCWW) and Jurak Holdings Limited, a body corporate pursuant to the laws of the Province of Albert, Canada ("JHL") entered into an Intellectual Property Agreement dated November 19, 1998 (the "Agreement"). Under the terms of said Agreement, Jurak earned royalties totaling $1,150,000 ("Royalty Grant"). A portion of these royalties was originally assigned to Children World Wide, a California nonprofit corporation ("CWW") as outlined in the overriding agreement dated November 19, 1998. Pursuant to an agreement dated January 6, 2006, Children World Wide assigned its rights to receive royalty payments to Jurak.

JCWW issued 11,500,000 shares of restricted common stock to JHL at the rate of $0.10 per share which was equal to the amount of the Royalty Grant owed to Jurak.

The Board of Directors approved such stock issuance on January 6, 2006.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Jurak Corporation World Wide, Inc.

Date: March 15, 2005	By:	/s/ Anthony C. Jurak

Anthony C. Jurak Chief Executive Officer